Exhibit 99.1
NEWS RELEASE

CB&I (Chicago Bridge & Iron Company N.V.)

For Immediate Release:	For Further Information Contact:
Feb. 14, 2006	Media: Bruce Steimle +1 832 513 1111 Analysts: Marty Spake +1 832 513 1245
CB&I ANNOUNCES APPOINTMENT OF RICHARD E. GOODRICH
AS ACTING CHIEF FINANCIAL OFFICER
THE WOODLANDS, Texas — Feb. 14, 2006 — Richard A. Byers, 58, resigned as Vice President and acting Chief Financial Officer of CB&I (NYSE: CBI) effective Feb. 10, 2006. Richard E. Goodrich, 62, has been named acting CFO.
On Oct. 11, 2005, the Company announced Goodrich’s retirement from CB&I, which was to have taken effect Feb. 13, 2006. In light of Byers’ resignation, Philip K. Asherman, CB&I’s President and Chief Executive Officer, asked Goodrich to defer retirement and continue his employment in order to serve as acting CFO.
CB&I executes on average more than 700 projects each year and is one of the world’s leading engineering, procurement and construction (EPC) companies, specializing in lump-sum turnkey projects for customers that produce, process, store and distribute the world’s natural resources. With more than 60 locations and approximately 11,000 employees throughout the world, CB&I capitalizes on its global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. Information about CB&I is available at www.CBI.com.
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CB&I-2006-05